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                                  EXHIBIT 99.4

Ground Lease Agreement Amendment dated January 1, 1981 by and between Gulf Oil Corporation and Crown Zellerbach Corporation relating to the Orange, Texas Plant (the rights and obligations of the lessee under the foregoing Lease have been assigned ultimately to Printpack, Inc.).


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                        GROUND LEASE AGREEMENT AMENDMENT


     Crown Zellerbach Corporation and Gulf Oil Corporation have a Ground Lease Agreement dated January 1, 1981, whereby Crown Zellerbach leases certain real property from Gulf at Gulf's Orange, Texas, facility. The parties have discovered an error in the property description appearing in Part I of that Ground Lease Agreement. As a result, Crown Zellerbach and Gulf hereby agree to amend the property description appearing in Part I of the Ground Lease Agreement as set forth in Exhibit A.

     In addition to the above-described Ground Lease Agreement, Crown Zellerbach and Gulf have a Lease Agreement for a second parcel of real property located at Gulf's Orange facility which Crown Zellerbach leases from Gulf. The Lease Agreement is being amended by a separate contract simultaneous to the execution of this document.




CROWN ZELLERBACH CORPORATION            GULF OIL CORPORATION


BY /s/                                  BY /s/
   --------------------------------        -------------------------------

TITLE V.P. and Gen. Mgr. FPD            TITLE V.P. Olefins and Derivatives
      -----------------------------           ----------------------------

DATE 18 March 82                        DATE 12 April 82
     ------------------------------          -----------------------------




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                  GROUND LEASE AGREEMENT AMENDMENT - EXHIBIT A

CROWN ZELLERBACH INDUSTRIAL AREA (CZ TRACT 2)

     All that certain tract or parcel of land lying and being situated in Orange County, Texas, a part of the STEPHEN JETT SURVEY, ABSTRACT NO. 16 and being a part of that certain tract of land described in instrument from Spencer Chemical Company to Gulf Oil Corporation dated April 30, 1964 and recorded in Volume 320, Page 119 of the Deed Records of Orange County, Texas, said tract herein described being more particularly described as follows:

     COMMENCING at a 2-inch bronze plate set in a 4-inch by 4-inch concrete monument for an angle point in the east line of the above referenced Gulf Oil Corporation tract and the northeast corner of that certain tract of land described as "First Tract" in instrument from H. J. L. Stark to Spencer Chemical Company dated May 22, 1953 and recorded in Volume 155, Page 270 of the Deed Records of Orange County, Texas, said corner being in the west line of a 250-foot wide access strip of land formerly retained by the above said H. J. L. Stark;

     THENCE North 1 deg. 54 min. 30 sec. West along and with the said west line of the 250-foot wide access strip a distance of 2,413.04 feet to a point for corner;

     THENCE South 87 deg. 59 min. 12 sec. West a distance of 46.83 feet to an existing chain link fence corner post for the southeast corner and POINT OF BEGINNING of the tract herein described;

     THENCE continuing South 87 deg. 59 min. 12 sec. West along and with an existing chain link fence a distance of 386.73 feet to an existing chain link fence corner post for the southwest corner of the tract therein described;

     THENCE North 1 deg. 46 min. 18 sec. West continuing along and with an existing chain link fence a distance of 105.00 feet to the northwest corner of the tract herein described;

     THENCE North 81 deg. 47 min. 19 sec. East a distance of 389.02 feet to a point in an existing chain link fence for the northeast corner of the tract herein described;

     THENCE South 1 deg. 50 min. 05 sec. East continuing along and with an existing chain link fence a distance of 147.00 feet to the POINT OF BEGINNING and

     Containing 1.119 acres of land, more or less.

                                        Prepared by:

                                        VERRETT & ASSOCIATES, INC.

                                        by  /s/ E. James Verrett
                                                E. James Verrett
                                        Reg. Public Surveyor No. 1781
November 6, 1981
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